As filed with the Securities and Exchange Commission on April 4, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2017

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Item 2.03.                      Creation of a Direct Financial Obligation.

On April 3, 2017, B&G Foods issued a press release announcing the closing of our registered public offering of $500.0 million aggregate principal amount of 5.25% senior notes due 2025 at a price to the public of 100% of their face value.  We used the net proceeds of the offering to repay all of the outstanding borrowings and amounts due under our revolving credit facility and tranche A term loans, and to pay related fees and expenses.  We intend to use the remaining net proceeds for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions.

On April 3, 2017, B&G Foods entered into a seventh supplemental indenture among B&G Foods, certain subsidiaries of B&G Foods as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.25% senior notes.  Copies of the seventh supplemental indenture and the form of global note for the 5.25% senior notes are filed as Exhibits 4.1 and 4.2 to this report and are incorporated herein by reference.

Interest on the 5.25% senior notes is payable on April 1 and October 1 of each year, commencing October 1, 2017.  The 5.25% senior notes will mature on April 1, 2025, unless earlier retired or redeemed as described below.

On or after April 1, 2020, we may redeem some or all of the 5.25% senior notes at a redemption price of 103.9375% beginning April 1, 2020 and thereafter at prices declining annually to 100% on or after April 1, 2023.  We may redeem up to 40% of the aggregate principal amount of the 5.25% senior notes prior to April 1, 2020 with the net proceeds from certain equity offerings.  We may also redeem some or all of the 5.25% senior notes at any time prior to April 1, 2020 at a redemption price equal to the make-whole amount set forth in the seventh supplemental indenture.  In addition, if B&G Foods undergoes a change of control, we may be required to offer to repurchase the 5.25% senior notes at the repurchase price set forth in the seventh supplemental indenture plus accrued and unpaid interest to the date of repurchase.

B&G Foods’ obligations under the 5.25% senior notes are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries.  The 5.25% senior notes and the subsidiary guarantees are our and the guarantors’ general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors’ secured indebtedness and to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors’ existing and future unsecured senior debt; and are senior in right of payment to all of our and the guarantors’ future subordinated debt.  Our foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of the 5.25% senior notes.

The seventh supplemental indenture governing the 5.25% senior notes contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; creation of specified liens, certain sale-leaseback transactions and sales of certain specified assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates.  Each of the covenants is subject to a number of important exceptions and qualifications.

The issuance of the 5.25% senior notes has been registered pursuant to B&G Foods’ effective automatic shelf registration statement on Form S-3 (File No. 333-212975), filed with the Securities and Exchange Commission on August 8, 2016, and prospectus supplement, dated March 29, 2017, filed with the Securities and Exchange Commission on March 30, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

A copy of the press release announcing the closing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinion of Dechert LLP, relating to the validity of the 5.25% senior notes and subsidiary guarantees issued in the public offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

4.1

Seventh Supplemental Indenture, dated as of April 3, 2017, among B&G Foods, Inc., the Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.25% senior notes due 2025

4.2	Form of 5.25% Senior Note due 2025 (included in Exhibit 4.1)

5.1	Opinion of Dechert LLP, dated April 3, 2017

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

99.1	Press Release dated April 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: April 4, 2017	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary